UNIVERSAL SEISMIC ASSOCIATES, INC.
                        16420 Park Ten Place, Suite 300
                           Houston, Texas 77084-5051


                      SUPPLEMENT DATED JANUARY 31, 1997
                                       TO
                    PROXY STATEMENT DATED DECEMBER 18, 1996

                         ANNUAL MEETING OF STOCKHOLDERS


This supplement to the December 18, 1996 Proxy Statement, as previously supplemented, is intended to further supplement certain matters set forth therein.


     On January 29, 1997 the United States District Court for the District of Delaware entered an order as follows:

          For the reasons set out by the court during the January 27, 1997 hearing, including that the parties should have additional time to solicit proxies and the revocation of proxies with respect to the election of directors,

          IT IS HEREBY ORDERED that Universal Seismic Associates, Inc. will hold the polls at the January 28, 1997 meeting of stockholders open until 10:00 a.m. on Tuesday, February 11, 1997.

                                                          /s/
                                                 -----------------------------
                                                 UNITED STATES DISTRICT COURT


     The Company convened the annual meeting of stockholders as originally noticed at 10:00 a.m. on Tuesday January 28, 1997 and, after placing before the stockholders the slate of directors sponsored by management and the slate of directors and other proposals sponsored by the Shareholdersi Protective Committee, the meeting was adjourned until 10:00 a.m. on Tuesday February 11, 1997 at which time the annual stockholdersi meeting will be reconvened in the Offices of the Company at the above address.


ALL DULY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS THEREON. STOCKHOLDERS WHO EXECUTE PROXIES, HOWEVER, RETAIN THE RIGHT TO REVOKE THEM AT ANY TIME BEFORE THEY ARE VOTED AT THE ADJOURNED MEETING. THE REVOCATION OF A PROXY WILL NOT BE EFFECTIVE UNTIL WRITTEN NOTICE THEREOF HAS BEEN GIVEN TO THE SECRETARY OF THE COMPANY, UNLESS THE STOCKHOLDER GRANTING SUCH PROXY VOTES IN PERSON AT THE ADJOURNED ANNUAL MEETING.

     IF YOU HAVE ALREADY SUBMITTED A PROXY AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO RESUBMIT YOUR PROXY. IF YOU HAVE VOTED, YOUR PROXY WILL CONTINUE TO COUNT UNLESS YOU REVOKE IT.


If you have already returned an opposition proxy card, you have every right to change your vote by signing and returning the enclosed WHITE PROXY CARD and GREEN REVOCATION OF CONSENT CARD. Only your latest dated, properly executed card will count.

     If you own your shares in the name of a brokerage firm, your broker cannot vote such Shares unless he receives your specific instructions Please sign, date and return the enclosed WHITE PROXY CARD and GREEN REVOCATION OF CONSENT CARD in the postage-paid envelope that has been provided.

If you have any questions as to how to vote your shares , please call our proxy solicitor:

                    Corporate Investor Communications. Inc.
                               111 Commerce Road
                              Carlstadt, NJ 07072
                           Toll free: 1-800-346-7885
                          Call collect: 1-201-896-1900